EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 8, 2002 except for
Note 10, as to which date is February 20, 2002 relating to the financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
January 17, 2002